UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2020

ANDINA ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38785	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right, and one redeemable warrant	ANDAU	The NASDAQ Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ANDA	The NASDAQ Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ANDAR	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at a price of $11.50 per share	ANDAW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

Effective July 21, 2020, in connection with the increase of the size of the board of director (the “Board”) of Andina Acquisition Corp. III (the “Company”), the Board appointed Roman Raju as a Class A director of the Company to serve until the 2020 annual shareholders meeting of the Company. The Board has determined that Mr. Raju qualifies as an independent director under rules of The Nasdaq Stock Market.

Dr. Raju is a practicing physician specializing in Neuroradiology. Since July 2018, Dr. Raju has been a partner of Radiology Partners Inc. From 2013 until June 2018, Dr. Raju was a physician practicing with West Houston Radiology Associates, LLP, which was acquired by Radiology Partners in 2018. Dr. Raju completed an Internal Medicine internship at University of Texas at Southwestern, a Diagnostic and Interventional Radiology residency at SUNY Downstate/ Kings County, and a Neuroradiology fellowship at Duke University. Dr. Raju holds a B.S. in Neuroscience from Tulane University, a M.D. from Columbia University College of Physicians and Surgeons, and a M.B.A from Columbia Business School.

Mr. Raju has not and will not receive any compensation as a director of the Company other than reimbursement of out-of-pocket expenses incurred in connection with efforts related to the Company’s initial business combination. There is no arrangement or understanding between Mr. Raju and any other person pursuant to which he was selected as a director of the Company. Additionally, there is no family relationship between any director or executive officer of the Company and Mr. Raju. There are no transactions to which the Company is or was a participant and in which Mr. Raju has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Change of Title of B. Luke Weil

On July 21, 2020, B. Luke Weil, the Chairman of the Board, was elevated to Executive Chairman of the Board and shall serve as an executive officer of the Company. In connection with the change in Mr. Weil’s title, he will receive no compensation from the Company other than reimbursement of out-of-pocket expenses incurred in connection with efforts relating to the Company’s initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020
ANDINA ACQUISITION CORP. III

	By:	/s/ Julio A. Torres
	Name:	Julio A. Torres
	Title:	Chief Executive Officer